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February 28, 2022

Harmony Biosciences Holdings, Inc.

630 W. Germantown Pike, Suite 215

Plymouth Meeting, Pennsylvania 19462

Re: Registration Statement on Form S-8; 5,785,818 shares of Common Stock, par value $0.00001 per share

To the addressees set forth above:

We have acted as special counsel to Harmony Biosciences Holdings, Inc, a Delaware corporation (the “Company”), in connection with the registration by the Company of an aggregate of 5,785,818 shares of the Company’s common stock, $0.00001 par value per share (“Common Stock”), consisting of 4,628,654 shares of Common stock (the “2020 Plan Shares”) issuable pursuant to the Harmony Biosciences Holdings, Inc. 2020 Incentive Award Plan (the “2020 Incentive Award Plan”) and 1,157,164 shares of Common Stock (the “ESPP Shares” and together with the 2020 Plan Shares, the “Shares”) issuable pursuant to the Harmony Biosciences Holdings, Inc. 2020 Employee Stock Purchase Plan (the “2020 ESPP” and, together with the 2020 Incentive Award Plan, the “Plans”). The Shares are included on a registration statement on Form S–8 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on February 28, 2022 (the “Registration Statement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the recipients, and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by and pursuant to the Plans, and assuming in each case that the individual issuances, grants or awards under the Plans are duly authorized by all necessary corporate action of the Company and duly issued, granted or awarded and exercised in accordance with the requirements of law and the Plans (and the agreements and awards duly adopted thereunder and in accordance therewith), the issuance and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares in the DGCL.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins